UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

Tobira Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35953	03-0422069
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

701 Gateway Blvd, Suite 300

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-6625

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

As noted previously, on September 19, 2016, Tobira Therapeutics, Inc., a Delaware corporation (“Tobira” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Allergan Holdco US, Inc., a Delaware corporation (“Parent”), and Sapphire Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”). Pursuant to the terms of the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”), at an offer price of (i) $28.35 per Share in cash (the “Closing Amount”), plus (ii) one non-transferrable contingent value right per Share (each, a “CVR”), which represents the contractual right under a Contingent Value Rights Agreement entered into between Parent and Computershare Trust Company, N.A. as rights agent on November 1, 2016 (the “CVR Agreement”) to receive one or more payments in cash of up to $49.84 per Share in the aggregate, contingent upon the achievement of certain milestones (one CVR together with the Closing Amount, or any higher amount per Share paid pursuant to the Offer, the “Offer Price”), in each case without any interest thereon and subject to any required tax withholdings.

The Offer expired as scheduled at one minute after 11:59 P.M., Eastern Time, on October 31, 2016 and was not extended. Computershare Trust Company, N.A., in its capacity as the depositary for the Offer (the “Depositary”), has advised that, as of the expiration of the Offer, 17,466,213 Shares (excluding Shares with respect to which Notices of Guaranteed Delivery were delivered but which Shares were not yet delivered), representing approximately 92.2358 percent of the Shares issued and outstanding as of the expiration of the Offer, had been validly tendered and not validly withdrawn pursuant to the Offer. In addition, Notices of Guaranteed Delivery had been delivered for 438,041 Shares, representing approximately 2.3132 percent of the Shares issued and outstanding as of the expiration of the Offer. The number of Shares (excluding Shares delivered pursuant to Notices of Guaranteed Delivery) tendered satisfied the Minimum Condition (as defined in the Merger Agreement). As the Minimum Condition and each of the other conditions of the Offer have been satisfied (or waived), Purchaser has accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer.

Following consummation of the Offer, the remaining conditions to the merger of Purchaser with and into Tobira (the “Merger”) set forth in the Merger Agreement were satisfied, and on November 1, 2016, Parent completed its acquisition of Tobira by consummating the Merger, without a meeting of stockholders of Tobira in accordance with Section 251(h) of the General Corporation Law of the State of Delaware, with Tobira continuing as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each Share then outstanding was canceled and converted into the right to receive the Offer Price other than Shares held by the Company or in the Company’s treasury, Parent, Purchaser, any subsidiary of Parent or by stockholders of the Company who have perfected their statutory rights of appraisal under Delaware law. As a result of the Merger, Tobira became a wholly owned subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each option to purchase Shares (a “Company Option”) that was then outstanding and unexercised, whether or not vested and which had a per-share exercise price less than the Closing Amount (each, an “In the Money Option”), was cancelled and converted into the right to receive (i) a cash payment equal to (A) the excess, if any, of (x) the Closing Amount over (y) the exercise price payable per Share under such In the Money Option, multiplied by (B) the total number of Shares subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting) and (ii) a CVR with respect to the total number of Shares subject to such In the Money Option immediately prior to the Effective Time. At the Effective Time, each Company Option other than an In the Money Option that was then outstanding and unexercised, whether or not vested (each, an “Out of the Money Option”), was cancelled and converted into the right to receive a cash payment, if any, from Parent with respect to each Share subject to such Out of the Money Option upon each date that a payment would be required to a holder of a CVR under the terms of the CVR Agreement on or prior to the fifth anniversary of the Effective Time (each such date, a “Valuation Point”), equal to (i) the amount by which the sum of (A) the Closing Amount, (B) the amount per Share previously paid in respect of any earlier Valuation Points and (C) the amount per Share in cash to be paid at such Valuation Point under the CVR Agreement exceeds the exercise price payable per Share under such Out of the Money Option, less (ii) the amount of all payments previously received with respect to such Out of the Money Option. Notwithstanding the foregoing description, any Out of the Money Options with an exercise price payable per Share equal to or greater than $78.19 were cancelled at the Effective Time without any consideration payable therefor.

The foregoing description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Tobira’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 20, 2016 and incorporated herein by reference. All capitalized terms used herein and not otherwise defined have the meanings given to such terms in the Merger Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

On June 3, 2015, Tobira entered into a sales agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”), pursuant to which Tobira could issue and sell, from time to time through Cowen, shares of Tobira’s common stock having an aggregate offering price of up to $40.0 million. Effective October 31, 2016, Tobira terminated the Sales Agreement.

On November 1, 2016, in connection with the Merger, that certain Loan and Security Agreement, dated June 30, 2014, by and among Tobira and Oxford Finance LLC (as amended, supplemented, or otherwise modified from time to time, the “Loan Agreement”) was terminated. The Company previously filed the Loan Agreement as Exhibit 10.15 to its Quarterly Report on Form 10-Q filed with the SEC on August 11, 2015.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under the Introductory Note are incorporated herein by reference.

On November 1, 2016, Tobira (i) notified the NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) halt trading in the Shares for November 1, 2016 and suspend trading of the Shares effective before the opening of trading on November 2, 2016 and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Tobira intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting the suspension of Tobira’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Shares.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosures under the Introductory Note, Item 3.01 and Item 5.03 are incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

The disclosures under the Introductory Note and Item 3.01 are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Effective Time, Carol L. Brosgart, M.D., Jeffrey H. Cooper, Laurent Fischer, M.D., Andrew J. Fromkin, Patrick Heron, Pierre Legault, Gwen A. Melincoff, Dennis Podlesak and Eckard Weber, M.D., each resigned and ceased to be directors of Tobira and members of any committee of Tobira’s Board of Directors. These resignations were not a result of any disagreement between Tobira and the directors on any matter relating to Tobira’s operations, policies or practices.

Pursuant to the Merger Agreement, as of the Effective Time, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of the Surviving Corporation. The directors of Purchaser immediately prior to the effective time were Kira Schwartz and Sigurd Kirk. As of the Effective Time, Tobira’s Board of Directors appointed A. Robert D. Bailey as President, Stephen Kaufhold as Treasurer and Kira Schwartz as Secretary. Information regarding the new directors and executive officers has been previously disclosed in Schedule 1 of the Offer to Purchase as filed with the Tender Offer Statement on Schedule TO, originally filed by the Purchaser on October 3, 2016.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Tobira’s certificate of incorporation was amended and restated in its entirety. A copy of Tobira’s Amended and Restated Certificate of Incorporation is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Pursuant to the terms of the Merger Agreement, as of the Effective Time, Tobira’s bylaws were amended and restated in their entirety. A copy of Tobira’s amended and restated bylaws is included as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 19, 2016, by and among Allergan Holdco US, Inc., Sapphire Acquisition Corp. and Tobira Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to Tobira’s Current Report on Form 8-K filed with the SEC on September 20, 2016)*

3.1	Amended and Restated Certificate of Incorporation of Tobira Therapeutics, Inc., dated as of November 1, 2016.

3.2	Amended and Restated Bylaws of Tobira Therapeutics, Inc., dated as of November 1, 2016.

*	Schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tobira Therapeutics, Inc.

By:	/s/ A. Robert D. Bailey
A. Robert D. Bailey
President

Dated: November 1, 2016